Delaware Tax-Free Arizona Fund, Delaware
Tax-Free California Fund,

VOYAGEUR MUTUAL FUNDS
Registration No. 811-07742
FORM N-SAR
 Semi-Annual Period Ended February 29,
2005


SUB-ITEM 77C:  Matters submitted to a
vote of security holders

The response to sub-item 77C with respect to each series of the Registrant is as follows:
The shareholders of Voyageur Mutual Funds
(the "Trust") voted on the following
proposals (as applicable) at the special meeting of shareholders on March 23, 2005 or as adjourned. The description of each proposal and number of shares voted are as follows:

1. To elect a Board of Trustees for the Trust.

Voyageur Mutual Funds

Shares Voted For
Shares Voted Withheld Authority

Thomas L. Bennett
20,895,278.656
360,093.724

Jude T. Driscoll
20,914,639.656
340,732.724

John A. Fry
20,894,793.656
360,578.724

Anthony D. Knerr
20,894,488.656
360,883.724

Lucinda S. Landreth
20,879,031.656
376,340.724

Ann R. Leven
20,857,874.656
397,497.724

Thomas F. Madison
20,905,985,656
349,386.724

Janet L. Yeomans
20,859,670.656
395,701.724

J. Richard Zecher
20,914,639.656
340,732.724

2.  To approve the use of a "manager of
managers" structure whereby the investment manager of the funds of each Trust will be able to hire and replace subadvisers without shareholder approval.


For
Against
Abstain
Delaware Tax-Free Arizona Fund
1,583,468.266
67,289.601
45,915.353
Delaware Tax-Free Idaho Fund
3,765,615.250
135,204.989
172,764.949
Delaware Tax-Free California Fund
1,743,158.592
85,729.545
88,908.824
Delaware Tax-Free New York Fund
721,134.132
202,687.732
72,078.389
Delaware Minnesota High-Yield Municipal
Bond Fund
3,676,916.992
163,056.828
92,805.113
Delaware National High-Yield Municipal
Bond Fund
3,832,827.883
181,124.111
106,194.831

3. To approve the Plan of Reorganization between Voyageur Investment Trust and
Voyageur Mutual Funds to merge Delaware
Tax-Free California Insured Fund into
Delaware Tax-Free California Fund.


For
Against
Abstain
Delaware Tax-Free California Insured Fund
1,497,592.882
172,770.986
55,285.636

4. To approve the Plan of Reorganization between Voyageur Mutual Funds and
Voyageur Insured Funds to merge Delaware
Tax-Free Arizona Fund into Delaware Tax-
Free Arizona Insured Fund.


For
Against
Abstain
Delaware Tax-Free Arizona Fund
1,575,811.435
95,007.359
25,954.426